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Alaska Air Group, Inc.

NYSE:ALK

M&A Call

Monday, April 4, 2016

8:30 a.m. Eastern time

Presentation

Operator

Good morning. My name is Heidi, and I will be your conference operator today. At this time, I would like to welcome everyone to the Alaska Airlines Conference Call. [Operator Instructions]

Managing Director of Investor Relations, Lavanya Sareen, you may begin your conference.

Lavanya Sareen

Managing Director of Investor Relations

Thanks, Heidi, and good morning, everyone. Thank you for joining us this morning on fairly short notice. This morning, we issued a news release outlining the merger agreement for Alaska’s acquisition of Virgin America. The presentation from this morning is being webcast, and the slides are also available on our website at alaskaair.com. We will begin the call with opening comments from our CEO, Brad Tilden; and David Cush, CEO of Virgin America. Following which, you will hear directly from our Chief Commercial Officer, Andrew Harrison; our CFO, Brandon Pedersen; Ben Minicucci, our Chief Operating Officer; and they will share the terms of the transaction, expected benefits and our plans for the combined company. For the Q&A portion of the call, Peter Hunt, Virgin America’s CFO, and several members of our senior management teams are also on hand to help answer your questions.

Before we get started, please note that today’s presentation will contain forward-looking statements that represent our beliefs or expectations about future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Some of the factors that may cause such differences are described in Alaska and Virgin’s SEC filings.

With that out of the way, I will turn the call over to Brad.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Thank you, Lavanya, and good morning, everybody. As Lavanya said, we did announce our planned acquisition of Virgin America earlier this morning. As you probably know by now, it’s an all-cash deal with an equity value of $2.6 billion and enterprise value of about $4 billion.

Virgin is an incredible company. In just 9 years, they’ve developed an excellent product, a really loyal following amongst their customers. They’ve got substantial presence in both San Francisco and Los Angeles and really valuable gates and slots in the 3 New York City airports and in Reagan National Airport in Washington, D.C.

For us, they also complement our geography really well. Our goal is to be the premier airline for people that live on the West Coast. And as you know, we’ve long been strong throughout the Pacific Northwest and Alaska. And in fact, we fly to 112 destinations in 30-something states from those places.

But while California is actually our second biggest state in terms of flying, we don’t fly east from there really, and that affects how much customers living in California can concentrate their travel with us. The California market, as you probably know, is 3x the size of the markets of Alaska, Washington and Oregon combined. This acquisition gives us a solid foothold in California. Andrew will share details in a moment. But as one small example, today, Alaska Air Group flies to one of the top 10 airports out of San Francisco. With this acquisition, we’ll fly to all 10 of the top 10 airports.

So it’s really valuable real estate, and it gives us a shot at being your go-to airline if you live anywhere up and down the West Coast. And in fact, with this acquisition, we will have the leading market share of airlines operating on the West Coast. And I want to point out that we’ll do a good job of serving what some call the bleisure segment of the market. It’s that segment that’s focused on business and higher-end leisure travelers. Alaska focuses on the segment today as does Virgin America, and we think it’s both a very promising and an underserved segment of the market.

Financially, I’ll just say that this was a hard-fought competition, and we were very happy to come away as the successful bidder. As synergies are realized, our earnings will increase significantly from about $1.3 billion before taxes today to $1.6 billion. Both of these figures are based on 2015, and our shares outstanding will remain unchanged. So we believe the transaction will be very good for our owners out of the gate, and it will get even better over time.

At this point, I want to turn the call over to David. He’s got some opening remarks he wants to make, and then our team has put together a deck that sort of details our thinking about this transaction, the strategic rationale, the financial case and sort of some of the things that we believe we’ll be doing with employees and customers.

So over to David, and then we’ll come back to go through the deck.

C. David Cush

Chief Executive Officer, President and Director

Thanks, Brad. I’ll be brief. I agree with everything Brad said before obviously. And I’ll say that while we didn’t really set out to sell the company when we are approached by Alaska, we are happy with the outcome of this transaction, and the price paid is a big win for our shareholders. Our employees will join a vibrant, well-run company. And being a part of a bigger airline offers greater job security in a highly consolidated industry. And then finally, our customers and Alaska Airlines customers can now enjoy the benefits across a significantly broadened network.

The other point I’d like to make is, as opposed to the last round of mergers, this one is really done from a position of strength. If you look at the last round, many of the carriers were in bankruptcy or were in distress. In this situation, each carrier has a strong balance sheet and is producing strong earnings.

Alaska’s acquiring a network that puts it in the most competitive markets in the United States, but enters those markets from a position of strength. Virgin America outperforms our competition in unit revenue in head-to-head markets and are leaders in a number of these markets. So what I think is important there is Alaska is behind some prime assets, but these are assets that are already producing a strong earning stream rather than assets that need to be rehabilitated. So they can step into a position of strength immediately.

We also like Alaska’s plan going forward. It’s built on leveraging the strength of its 2 networks in order to grow the combined airlines, and that creates more value for shareholders, better option for customers and more opportunity for our teammates. So Brad and I will put teams together to work on the integration over the next few months. I expect that to be a smooth process, and we look forward to working with our — with the Alaska Airlines team. Thank you, Brad.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Thanks very much, David. So we have put together a deck. We’re going to try to get through it briskly, and we’ll — we think you can follow — we know that you’ll follow along quickly. So we’re going to try to not take too much time with each slide.

If we can bring the first slide, I hope everybody is tracking the first slide that I’m looking at is Slide 4, it’s our forward-looking statements. The next slide is Slide 5, it’s just a buildup of the 2 airlines by the numbers. You see that, on a combined basis, we’ll have over $7 billion of revenue. This is all based on 2015. I think both airlines are growing in 2016: 39 million annual customers, almost 300 airplanes, 1,200 daily flights, we’ll fly to 114 cities, and this pretax profit is just adding together the 2 numbers. With synergies and factoring in financing cost, it will be even higher than that as Brandon is going to take you to that in a moment.

Move to the next slide. Let’s just go through this: $2.6 billion all cash; there’ll be 18,000 employees when all is done; the head office will be in Seattle, but we expect to have a very strong presence in San Francisco; and you could see the leadership team on the right.

We advance the slide once again. You see that basically both airlines do have a very well-earned reputation for both low fares and great customer service, lots of recognition here for Virgin from ConsumerReports, Travel + Leisure and others. In terms of brand, the Alaska brand stays. You can see that it’s our refresh brand. We’re very proud of that. And in terms of the Virgin brand, what I’ll just is we want to learn more about it. We believe it’s driving a big revenue premium for Virgin, and we want to get involved as we work through the integration of the 2 companies. We just want to learn more about it. So there is a chance that we could use the Virgin America brand in some form down the road.

Turning the slides again. This is just sort of a slide on the industry. Our basic belief is the industry structure is much better than it has been for most of our careers. We show here that from 1977 through 2009, and you all know this, the industry lost $52 billion. The last 5 years, we’ve made $45 billion. Why is that happened? The industry structure has fundamentally changed. It was tortuous, it was painful, but many companies have gone through bankruptcy, many companies have consolidated. So there’s just, I think, a more rational approach to the business.

One of the things I said earlier today, in the old days, airlines wanted to have one of every airplane. They wanted to fly everywhere. Today, I think airlines have much more of a business orientation.

Leadership teams. Alaska has been a leader here, but leadership teams of airlines across the industry are focused on shareholders and focused on producing returns.

David talked a bit about this. Airport real estate is constrained, and that constraint is actually going to be a little bit of a problem for us. It’s something we’ll work on, but I think it’s a good thing for airline investors. And then finally, this leisure segment I talked about earlier, the industry is changing. There is more of a focus on leisure today than there was 10, 20 years ago. And then finally, ancillary revenues are another big driver of profit.

So we advance the slide from there. This basically makes the point that Alaska is performing very well, those of you that follow us know this. But whether it’s safety, on-time performance, customer service, the way we work with our employees, our balance sheet, our profitability, our — I think our track record does speak for itself. We’re anxious to get more real estate to work with, and we believe over time that we’re going to — we believe we’re going to create a lot of value out of the gates, but over time, even more value as we sort of solidify and strengthen our presence up and down the West Coast.

We advance that slide. This is a slide that you’ve probably seen before. It basically says the industry is becoming more concentrated. I think that’s a good thing for investors, but for someone like what this says is, today, just 4 airlines control 80 — or have 84% of the revenues. This is a good thing for investors, but to an airline like Alaska, it says the scale is relevant. So we think it’s a good thing for us to have a little bit larger scale to work from.

We look at — advance that slide. It’s going slow. We see that it’s time for Andrew to start talking. So the rest of our team is going to go through their slides, and we’re looking forward to the Q&A.

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Well, good morning, everybody. Excuse my voice, I’m a little hoarse. But firstly and most importantly, this acquisition provides a platform of growth for us. We’re going to talk about the powerful West Coast network, the role of the partnerships and the gateways, constrained airports as Brad has mentioned, a California customer base that Virgin America has, loyalty programs and of course, increased influence in today’s industry.

As you all know, we’ve been very strong in the Pacific Northwest. But really, our opportunity is California. And as Brad made in his earlier remarks, 3x the population base that we play in today and 2.5x the passengers. So this is going to be a really important opportunity for us.

The other thing is just really looking at California, as you folks know, it has amazing characteristics. It’s #1 in many key economic drivers. They’ve had fantastic growth, international passengers. So we believe this is a place we can grow with this new platform.

We’re already in California, as you all know, and you can see there on the right of the chart, our second largest investment of seats is in California, but that investment only yields us a 7% share. You can see in the Pacific Northwest, we have very strong shares. And so this is where we need to invest to continue to get returns on our investment. And of course, the other thing in today’s consolidating industry is infrastructure constraints. So we doubled the size of our gates in Los Angeles, meaningful presence in San Francisco obviously and then as we’ve long tried hard on the East Coast to get a position. We have one red eye to JFK today, and that’s taken me and my team at least 5 years to get. So that progress wasn’t very promising. But of course, today now with JFK and with Virgin, 23 slots, about 11 round-trips and it’s going to be very important as we continue to grow. But I think what we’re most excited about here if you look at just seat share of the West Coast, we will be the #1 player in share. And I think for us, personally, this is again the starting point. This is the foundation. We have something here that we can continue to grow and to make into something great.

And of course, if you look down the coast now, Anchorage, Seattle, Portland, San Francisco, Los Angeles, these metropolitan gateways. But I also want to highlight, given all the airports in both the L.A. Basin and the Bay Area, we have significant flights and presence in those places, which is going to serve us well going forward.

So let’s just talk about share for a moment. If you look at San Francisco on day 1 of this closing of this transaction, we’ll be the second-largest carrier in San Francisco, and we will actually be relevant in a very fragmented market in Los Angeles. Also, what it does for us and you can see there on the left, the little circles are representing passengers per day each way that we’re going to also have opportunity to grow other airports in California. So this positions us well. And as Brad said, if you just look at our network today and our utility, we only have access to 6% of total nonstop North America revenues.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Out of San Francisco.

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Out of San Francisco. When we do this merger, we go to 58%, and we go from one to all top 10 markets in San Francisco. Los Angeles, very same story: 10% today; access, only one, Seattle; tomorrow, we serve 8 of the 10 with 52%.

Virgin America, as mentioned earlier, serves the highest volume, most lucrative markets out of the West Coast from San Francisco and Los Angeles. And so we’ll be able to participate in that. We believe both Virgin America’s loyalty program, their members are very loyal. They love their airline. They love the service. The same is true for Alaska Airlines, and we have many similarities in the way we work together. When you combine those and the global networks, our reach is going to be impressive. Our members will have massive access to the world of the West Coast.

But really more importantly, as we’ve talked about, we’re going to have a very strong West Coast airline, and you can see there the depth and the breadth of the network. This is just on day 1. This doesn’t include any of the strategic growth going forward.

And then lastly, I just want to land on a point that Brad shared earlier, which is if you look at the North American revenue pie here, 66% of all revenues is carried on by the network carriers. But that 12% slice, low fares but still offering premium products, first-class lounges and all the rest, we believe this is an area that’s underserved and this is an area, combined Alaska and Virgin, where we can make inroads and there’s great demand for that.

So with that, I’m going to hand over to Brandon Pedersen.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Thanks, Andrew, and good morning, everybody. Well Brad and Andrew shared the strategic rationale, and so I want to do is talk about the financial rationale, which I think is equally as compelling.

On the first slide, you can see we thought it was appropriate to start with a return on invested capital because we really were a pioneer in the industry when we talk about return on invested capital. We were the first to do so. All of you on the call know that we’re generating substantial returns right now and creating significant value for our owners. Of course, returns on invested capital come from managing the capital base prudently, but also and more importantly, from profits. And we’re generating significant profits. Last year, we generated a 24% pretax margin, which place us higher than the LCCs as a group and well over the industrials and the legacy carriers. Those profits come because we’re safe. We’re operating well. We’ve got engaged employees. We show — we have customer preference, low-cost and an efficient fleet, and none of that changes with this deal.

When you have strong profits, it generate strong cash flows. And as you know, we’ve used those cash flows in a very balanced way over the last 5 or 6 years. We’ve generated $6 billion of cash flow from operations. We paid down our pension, so that there’s no real pension obligation to speak of. We’ve invested $3 billion in the fleet. We’ve returned tons of cash to our shareholders both through the dividend and the share repurchase program that we’ve been at since 2007, and we deleveraged our balance sheet, bringing more than 1 — or taking more than $1.2 billion of debt off the balance sheet. As a result, we’ve seen these slides before, our debt-to-cap went from 81% down to 27%. We have an investment-grade balance sheet, and that investment-grade balance sheet positioned us to get this deal done.

The next slide shows you a chart of our long-term growth. We actually introduced this slide to you back at Investor Day, and importantly, it’s been profitable growth. What this deal does is it gives us a platform to extend that growth well into the future with the massive market opportunity that Andrew talked about. And as Brad said, we’ll do this in a way that makes 1 plus 1 equal 3. We’ve talked extensively with some investors about how our goal is to grow profits and not necessarily to grow margins. And what this does is it allows us to grow profits, but not damage the margin certainly. This gives us a great platform to continue to grow profits well into the future.

Let’s talk about synergies. As you saw in our press release, we think synergies are about $225 million a year on a run-rate basis. We think this is consistent with what other airline deals have done. Just if you look at the breakout between revenue synergies and cost synergies, it’s about 80-20, which we think is a very achievable mix.

On the revenue side, the synergies come from 3 primary areas. One is just the network connectivity that we’ll be able to achieve. The second is just mixing and matching airplanes and better deploying assets that we now have. And the third is from the affinity card opportunity that we believe we see, particularly as we get to have the Alaska Airlines Affinity Card with — will extend the penetration into the Bay Area in particular.

On the cost energy side, it’s the things that you might imagine. I think there’s $50 million there, and we expect onetime in integration cost to be upwards of $350 million.

As I said, our synergy estimates are in line with prior deals. We come in right at 3.1% of combined revenues. That’s just in the neighborhood of where Southwest AirTran and American U.S. were, but substantially lower than some of the other deals in the industry, suggesting to us that we have more upside if we work hard. I have incredible confidence in our ability to get this done. I’ve incredible confidence in our ability to get this done timely, which is really the next slide. We believe the synergies — we’ll get 90% of the synergies by 2019. And importantly, we expect this deal to be accretive to earnings in year 1.

Let’s talk about financing a little bit. As you know, it was an equity value of $2.6 billion. Virgin America has net debt and leases that we’ll be assuming that — they are equivalent to $1.4 billion. So a total enterprise value of $4 billion.

On the financing side, we’ll use $600 million of cash. We actually ended Q1 with $1.6 billion of cash. So when we put our cash with Virgin America’s cash, we think it’s completely appropriate to use cash of about $600 million. We’ll assume their debt and leases, of course, and that — and we plan to issue $2 billion worth of new debt.

We believe we have tons of opportunity to get this debt at a variable — very favorable cost. We have lots of financing sources available to us, including the 92 aircraft that we had unencumbered in the Alaska fleet as of the end of the third quarter.

Looking forward, debt-to-cap is something that we’re proud of. We’ve made incredible progress, as I highlighted before. But even with this deal, our debt-to-cap stands at less than 58%, which puts us in the middle of the industry right now.

For those of you who have been watching the company for a long time, you know that we don’t just compare ourselves to the rest of the industry. We compare ourselves to high-quality industrials. And as you can see in the chart even at the 50% level, which we expect to be at, at the end of this year or so, we’ll be very consistent with where the high-quality industrials are. We think that as — at close, we’re going to be at a 58% debt-to-cap, but the goal would be to get down to 45% by mid-2020. And we’re going to introduce a new term to the investment community, which is re-deleveraging. We’re going to start a campaign of re-deleveraging the balance sheet, so that we can do so.

Turning to the fleet. I’m sure you’ll have some questions about the fleet. We like the fleet that Virgin America gives us. There’s a ton of flexibility. We can grow if we need to. You also know that Virgin America leases the vast majority of its airplanes. So we can transition the fleet to a single fleet, if we should choose to do that starting in 2020.

And then finally, on the capital return side, you all know that we’ve been leaders in returning capital to shareholders. One of the things that we’re going to do is we’re going to slowdown the share repurchase program in 2016 to help fund this deal. We believe we’re also going to slow it down in 2017. But by 2018, we plan to be active again in share repurchases at an amount equivalent to what we’ve been doing over the last couple of years.

So all in all, just to recap, we have a track record of being a best-in-class operator, and Ben’s going to tell you more about that in just a second. We’ve been generating returns far in excess of our industry peers and as cost of capital. So this is the right time for us to do this. We seek a larger platform for our growth, and this gives it to us. And we don’t destroy our balance sheet. In fact, this positions us to continue to have a very strong balance sheet and move forward.

So with that, I’ll turn over to Ben.

Benito Minicucci

Chief Operating Officer of Alaska Airlines Inc and Executive Vice President of Operations - Alaska Airlines Inc

Thanks, Brandon, and good morning, everyone. Operationally, we have worked very hard over the last 10 years getting our operation running right. There’s no better time for us to make this acquisition. We have a culture committed to safety. Our operation has been the best in North America for the last 6 years. With 8 J.D. Power awards, we have a track record for customer service and a cost structure and a mind sight geared towards high productivity. I have total confidence in my team and our people to execute this acquisition well.

Wall Street Journal shows that Virgin also runs a very strong operation, and I’m confident when we merge together, we will continue to lead the industry. Both our companies have young, reliable fleets in which, as you know, we like a lot, and they are also extremely fuel-efficient. As Brandon said, we’re going to continue to operate the Airbus fleet in the near future, and we’ll decide in time whether we go single fleet or we’ll operate a dual fleet.

For customers, we’ll continue to get award-winning service at low fares because of our cost structure. They get this huge expanded network utility, as Andrew explained. And through our partners, we’ll extend our international reach, not only from Seattle, but from San Francisco and Los Angeles.

Virgin Alaska share the same commitment to our people. We know through experience at Alaska that a culture of caring, teamwork and empowerment is a competitive advantage. So we look forward to welcoming the terrific Virgin employees into our Alaska family and continue to build upon the success we enjoy with all our people and unions at Alaska.

So very high level, here are the key dates. Today, of course, is the deal announcement. We expect Virgin America shareholder approval hopefully by June, and then we are hopeful to get regulatory approval by the third quarter or fourth quarter, given we have very little network overlap and that we intend to grow. And we have a goal to have a single operating certificate by early 2018 or sooner.

And with that, I’m going to turn it over back to Brad.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Yes. Thanks very much, Ben. It’s a good chance for me to thank these 3 gentlemen as well as the rest of our officer team and many, many others that have been working on this deal.

And at this point, we’re ready to address any questions that the analysts have.

Question and Answer

Operator

[Operator Instructions] Your first question comes from the line of the Savi Syth from Raymond James.

Savanthi Syth

Raymond James & Associates, Inc., Research Division

It’s exciting news. I just — I was wondering on the synergy front, if you could give a little bit more color on just the bucket, the $175 million come from, just how much from maybe each you’re thinking. And just on the merger itself, I’m just wondering if you could provide a little bit more color on why now as to why kind of doing this now.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Savi, it’s Brandon. Maybe I’ll start with the first, and then Brad can take the second. On the revenue synergies, again it’s $175 million. It comes from 3 buckets. One is just the connectivity of the network and the ability to mix and match the fleet, and then we think we really do have a great Affinity opportunity or — excuse me, an opportunity with our Affinity Card down in California. We’ve got an awesome partner, Bank of America. We’ve got what we believe to be the best card out there. And we think when we roll this out, consumers will love it, and that’s going to create revenue for us as well. We’re not yet going to disclose the breakdown between those 3 pieces, but those are largely where it all comes from. On the cost side, it is what you would expect it to be. There are synergies available to us by combining facilities, airport facilities, corporate office facilities, services that we prepare as both companies. And then, of course, as we combine the back offices, there will be synergy that we get from that as well.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Savi, this is Brad. In terms of why now, I just think that we are operating, as David said, from a position of strength. We are confident in our ability to run the airline. We do feel like we operate well and provide good customer service. We feel like we run the business in a way where all of the stakeholder groups do well, but we’re getting increasingly confident about the industry itself. I think the industry structure has changed, and I know folks have different views on this. But we’re optimistic about the long-term case for U.S. airlines, and so we feel that was also another factor.

Savanthi Syth

Raymond James & Associates, Inc., Research Division

Got it. And if I may, I’ll just slip in one last question on — Virgin has some gates on the East Coast that don’t necessarily fit maybe with the kind of the West — East-West, mainly like LaGuardia and maybe Love Field. Just wondering what your thoughts on those were.

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Savi, it’s Andrew. We’re going to be taking a look at all of these. What we do know is these are very valuable assets. And what we do with them, we have a lot of opportunity and a lot of choice. And so overall, we are very, very confident with the portfolio that we’re getting and the options that we have.

Operator

Your next question comes from Rajeev Lalwani from Morgan Stanley.

Rajeev Lalwani

Morgan Stanley, Research Division

I guess, just when you were looking at this transaction and coming up with a price to pay, how did you take into account where we are in the cycle and just making sure that you didn’t pay a high multiple on what may be peak earnings? That’s the first question. And then the second question, can you just talk a little bit about what this does for your balance sheet as far as being investment grade? And then implications, specifically for share repurchases this year and next year. I think Brandon, you said you’re pulling back, but does that mean you’re going to 0?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Yes. Maybe I’ll start, and then Brandon can help with the balance sheet stuff. In terms of the price, the $2.6 billion, we felt like the deal was easily digestible for us. As we’ve said already, it was very accretive to our earnings. It is scarce real estate. We were in a position here where this is something where we felt like it was perhaps a onetime opportunity to really get a much stronger foothold in California. It’s something that we felt were going to benefit us immediately, but also benefit the company over the years and decades ahead. So that was a big part of our thinking. Yes, so I think that’s our thinking on how we got to the price. As you know, it was a hard-fought battle. It was intensely competitive, and that had a role in the price as well. One of our folks reminded me, I’m big fan of Warren Buffett. One of our folks reminded me that as you think about a deal like this, you should think about value not price. And I think that’s — there is extraordinary value here for our owners, and this is going to do great things for us both now and into the future.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Rajeev, it’s Brandon. On the balance sheet, we have worked super, super hard to get a lot of dry powder built on the balance sheet. So we can do this without putting the balance sheet at risk. In terms of the credit rating agencies, Mark, why don’t you take that one?

Mark G. Eliasen

Vice President of Finance and Treasurer

This is Mark. I would say that we’ve already discussed to have preliminary discussions with the rating agencies. They will go through a thorough review. We’re confident that we will come out very well with that. Just as Brandon pointed out, we already have a strong balance sheet, and it will be a strong balance sheet after this transaction. So we’re confident wherever it ends up, it will be a good result.

Rajeev Lalwani

Morgan Stanley, Research Division

I’m sorry, Brandon, just more color on the buyback if you are, in fact, going to 0 this year and next year.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Sure. Yes, we’re still thinking through exactly the details of that. We’re going to have an opportunity to modify our purchase grid after Q1 earnings. We’ll make a firm decision at that point. I would expect that we slow down, but it definitely will not be 0 for the rest of this year and not be 0 next year.

Operator

The next question comes from Mike Linenberg from Deutsche Bank.

Catherine M. O’Brien

Deutsche Bank AG, Research Division

This is actually Katie O’Brien sitting in for Mike. So I know you’re not speaking the details and the breakout of the revenue synergies, but could you give us some color on the time line in the synergies tied to your Affinity Card? How quickly can you be in discussions to your banking partner? Do you think they’ll expect you to have reached any major merger targets before opening those discussions? Anything will be helpful.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Katie, it’s Brandon. That probably is the slowest just because there is constructional obligations on the part of Virgin America with their Affinity partner. So we will have to work through that, so that might take a little longer than just, say, network changes, which could really start immediately after we take ownership. Again, we have an awesome partner with Bank of America, and they are super excited to work with us on this, but there are contractual — excuse me, restrictions on how fast we can move on that.

Richa Talwar

Deutsche Bank AG, Research Division

It’s actually Richa Talwar as well. I wanted to ask a follow-up regarding key merger milestones. Do you have any dates set on how we could track how well the merger is going? And then if you could tell us along those lines if there’s going to be a reservation cutover that we need to consider.

Benito Minicucci

Chief Operating Officer of Alaska Airlines Inc and Executive Vice President of Operations - Alaska Airlines Inc

No. This is Ben. No, we don’t have those details right now. We’re going to be putting that plan together here shortly, and we’ll share it appropriately.

Operator

Your next question comes from Hunter Keay from Wolfe Research.

Hunter Kent Keay

Wolfe Research, LLC

Brad, so David said that you guys approached them. So I’m curious about that comment in the context of sort of like where the motivations deal really came from. You touched on it a little bit when you answered Rajeev’s question, but how much of this had to do with playing defense or maybe fear of either Virgin’s growth itself or maybe ULCCs, potentially in the West Coast because it is a big premium to pay at this point in the business cycle and — but it does feel little more defensive-oriented than some of the other mergers we’ve seen. So how did you think about that in the context of maybe how you approached them?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Yes. Hunter, what I would say is I think we’ve been thinking about this for a long time. We initially reached out to Virgin in perhaps October or November of last year. It was a lot of conversation with David and Don Carty and others over the time period. I don’t think of it as defensive. I mean, I think of it as — we — the way we look at it is Alaska has done really, really well for all of our constituents with the real estate that we’ve historically had. But as I said earlier, if you’re really to be honest with yourself, we’ve really — we’re likely to be your airline if you live in Washington, Oregon or Alaska, and there’s 12 million people on those states. We were proud of the pretax margin. We’re proud of the ROIC, proud of the service. We just wanted more canvas to work with, and this gives us California. California is 39 million people, the biggest market in the country. They’ve got fantastic presence in San Francisco and L.A., and so I just think it gives the company a great — out of the gate, it gives us really good economics, but the opportunity — and we — the opportunities sort of grow that West Coast presence and sort of generate that sort of loyalty and so forth throughout the entire West Coast that we have built in the Northwest and Alaska is big. One more point I was going to make, but I’ve lost it now. But anyway, that is how we’ve been thinking about it. We this thought, it’s been in our head honestly for a couple of years of doing something like this, and we’re really happy to have done something today.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

And Hunter, it’s Brandon, maybe just one more thought on that. We’ve talked for a long time actually about the opportunity to grow the business down in California. We’ve talked about the opportunity in San Diego and perhaps in the Bay Area, but less focused on SFO. What this does is it gives us more options in California, and it really is consistent with how we’ve been thinking for a long, long time.

Hunter Kent Keay

Wolfe Research, LLC

Yes, I appreciate that. That’s interesting. And I realized it did grow out in your heads for that long, but you could have really controlled the timing of these things. I’m wondering if you were kind of accelerated into this. If the bankers come to you and say, “If you don’t move now, you’re not going to get this thing.” You’re maybe waiting for the next sort of downturn in the cycle to do something like this. But did you feel like you got rushed into this? Because again, I mean...

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

No. Honestly, we had another idea that we’re working on sometime ago. We called the bankers, they didn’t call us. You heard that it was a hard-fought deal, but the other party got into it after we sort of had initiated. So no, that’s the way it happened, Hunter.

Operator

Your next question comes from Julie Yates from Crédit Suisse.

Julie Yates Stewart

Crédit Suisse AG, Research Division

Brad, you talked about potentially using the Virgin brand down the road and learning more about it. What does that synergy number assume on what happens to the royalty payment to the Virgin Group?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Julie, it’s Brandon. It actually doesn’t make an assumption on the royalty payment. We didn’t want to be too presumptuous because we need to figure it out, frankly, and so we didn’t count that synergy one way or another. I think the synergy payment right now is 0.7% of revenues, if I’m not mistaken, maybe Peter you can jump in and confirm that, and there’s a minimum payment. Overall, it’s not huge in the grand scheme of things, and it doesn’t affect the economics of the deal one way or another. But we did not price in that benefit.

Julie Yates Stewart

Crédit Suisse AG, Research Division

Okay. And then what are the biggest challenges you anticipate with the combination? There’s obviously some complications with the different fleet type. And then how do we think about the time line for — and the milestones on the labor side?

Benito Minicucci

Chief Operating Officer of Alaska Airlines Inc and Executive Vice President of Operations - Alaska Airlines Inc

Julie, it’s Ben. What I will say yes. We have no experience with the Airbus fleet, so that will be a challenge. And although we love having a single fleet, we’re going to learn more about this Airbus fleet here in the near future. What I’m going to say on the labor front in all integrations, that’s always the biggest challenge. But we had a leadership meeting last night with our management and union leaders. I’ll tell you our union leaders are excited. They’re excited about this new company and coming into Alaska, and I think they’re going to work really hard to make this successful.

Julie Yates Stewart

Crédit Suisse AG, Research Division

Okay, great. And then one last one. Just how does this change kind of the long-term growth opportunity for Alaska in terms of are you going to continue to target that mid-single-digit growth range? Does growth slow during the integration? How do we think about the growth trajectory of the combined entities?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Julie, it’s Andrew. We’ve shared for a long time, we have a range of between 4% and 8%. And given economic conditions, I don’t see us changing that in any time soon. But again, that’s such a large range to operate into. So I think we feel pretty good that that’s still the sort of the range that we will continue to go forward with, but again, adjustments will be made, if need be.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

And Julie, I totally agree with what Andrew is saying. The only difference is we now have a lot more choices of where to put that growth.

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Yes.

Operator

Your next question comes from Darryl Genovesi from UBS.

Unknown Analyst

This is Dave [indiscernible] filling in for Darryl. I was wondering, how did you arrive at the deal valuation between the New York and D.C. slots and then the Love Field access? It looks like you’re getting 40 daily departures from slot constrain in otherwise tightly managed airports. So maybe those are worth a few hundred million dollars, using some of the American Airline slot divestitures as comps. And if the capitalized operating leases are worth $1.5 billion, give or take, that would get you close to $2 billion. So what then bridges the gap from the $2 billion to the $4 billion that you’re paying?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Dave, it’s Brandon. I’m not entirely sure I follow your question. So the 2 — we’re paying $2.6 billion for the equity, and the enterprise value is $4 billion. So maybe I’m just being a little slow, and I’m not quite following what you’re doing there.

Unknown Analyst

Really just wondering, what was bridging that gap between the $2.6 billion and the $4 billion?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

The value of the debt and leases that Virgin America has currently. We use the 7x factor on the leases, and that’s net of cash on their balance sheet. So it’s essentially the net adjusted debt of Virgin America, which we assume.

Unknown Analyst

Okay. And then a follow-up. It looks like LAX and SFO industry capacity is growing 8% to 10%. With that in mind, why couldn’t you just grow LAX and SFO organically without paying for Virgin? And also how do you comp with the synergy estimate with only 15 to 20 direct routes that overlap?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

I’ll take the first part. I mean, as we’ve shared, Los Angeles and San Francisco are very, very constrained on the asset front, and so what this does for us is gives us meaningful footprint. The other thing which we haven’t really talked a lot about, but we have a very significant, as a percentage basis, of our loyalty members are California-based. When you combine that with the very significant loyalty base that Virgin America has, we have a very, very significant loyalty base that we create very quickly and an infrastructure to serve that. So without putting numbers on it, but conceptually, that is something that this merger gives — or this acquisition gives us that we just couldn’t do organically for many, many years.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Yes. And then you asked a question also about how did we figure out or how did we assume there would be synergy when there wasn’t a lot of overlap. Actually, that’s the beauty of this transaction is there isn’t a lot of overlap. These are very complementary networks. If you look at prior mergers, it was about shrinking. This is actually about growing. We have opportunity to mix and match airplanes into different markets. We have an opportunity to connect the networks better. That’s where the synergy comes from. It’s a synergy of opportunity, not a synergy of reduction.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

And finally, in terms of growing it ourselves versus acquiring it, might share the way we think about this. Routes, the people and network planning departments call it the S curve. But our routes and new service just does a lot better when you have a strong base already. If you’ve got 45% of a market share, you probably have 50% of the revenues. If you got 10% of the market, you probably have 7% or 8% of the revenues. And it’s just hard to go from nothing to something, building it yourself. This — I guess we are total believers in this method of sort of gaining a foothold in a market, and this is something we’ll work on over — at a reasonable pace over the years ahead. But what I’m trying to do is I think acquisition gives you a foothold that you would be very, very difficult to do organically.

Operator

Your next question comes from Helane Becker from Cowen and Company.

Conor T. Cunningham

Cowen and Company, LLC, Research Division

It’s actually Conor in for Helane. Can you just talk a little bit about the fleet and how you expect the A320s to kind of flow through? Or maybe you can just break down like when the leases actually expire on those aircraft by year and then maybe your thoughts on the A321 order that’s coming on the books for Virgin.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Conor, it’s Brandon. Maybe I’ll start, then Ben can jump in. We are acquiring a great fleet of young, fuel-efficient airplanes. We have that on the Alaska side. Virgin America has done a great job building their fleet. They just happen to be 2 different fleets. I said to somebody the other day, I said we are big believers in single fleet, in fact, so much so that we bought another single fleet. And so yes, I mean, we’re not worried about it. As Ben said earlier, we’re going to get to know the Airbus airplane and go from there. In terms of the flexibility around the Virgin fleet, you guys probably know this better than we do. We’re just learning it. There’s leases — that substantially all of the fleet is leased, and those leases generally start to roll off between 2020 through 2022. I think there’s 25 or so airplanes that can go back in that time period. There’s also an order for 30 A320s on the books, 10 in 2020, ‘21 and ‘22, and that order has a pretty favorable cancellation provision, not suggesting at all that we’re going to do that, but it’s — it is something we could do if, in fact, we decided to move in a different direction.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

[indiscernible] with that is we like a single fleet, yes. I mean, as an operations guy, if you have the single fleet, it’s so much easier across employees, particularly with pilot groups. But the Airbus is a proven airplane. So we’ll see. We’re going to learn from it and see where we go from there.

Conor T. Cunningham

Cowen and Company, LLC, Research Division

Okay. And then just in terms of the — I believe you had a pending regional order out there. Is that now suspended as a result of transaction?

Mark G. Eliasen

Vice President of Finance and Treasurer

No. This is Mark. No, we’re going to go forward with our regional jet order. You’ll hear something in the next few weeks on that.

Conor T. Cunningham

Cowen and Company, LLC, Research Division

Okay. And then have you guys already approached the DOJ about this deal? And what they might be looking for? Or how should we think about that?

Kyle Levine

Chief Ethics & Compliance Officer, Vice President of Legal, General Counsel, Vice President of Legal - Alaska Airlines Inc and General Counsel - Alaska Airlines Inc

Conor, this is Kyle Levine. No, we haven’t yet, but we’re, of course, preparing for regulatory review. We know they’re going to take a close look at it, and we think we have a good story to tell about us increasing competition and better positioning us to compete against much bigger carriers and, as Brandon has mentioned, very little overlap in our networks.

Operator

Your next question comes from Andrew Didora from Bank of America Merrill Lynch.

Andrew G. Didora

BofA Merrill Lynch, Research Division

Congratulations on the transaction this morning. Brad, I think you touched upon this, certainly earlier. But you were quoted in some earlier interviews that you had been looking at acquisitions for a number of years right now. I guess what was the driving force of you taking a look at deals? Was it just more diversification out of Seattle as some competition popped up? Or were you looking for ways to add leverage into the business?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

I think it’s probably more the latter. As I’ve said a couple of times now, we do think the industry structure is a lot better than it’s been for most of my career. So we’re optimistic about the industry going forward. We’re also optimistic about our own ability to create value for owners, for customers, for employees. So we feel like we’ve actually done really, really well with the footprint that we really have in Seattle and Portland and the State of Alaska, and we just wanted a little bit more canvas to work with.

Operator

Your next question comes from Jamie Baker from JPMorgan.

Jamie N. Baker

JP Morgan Chase & Co, Research Division

The inclusion of labor has played a part in prior mergers in terms of achieving regulatory approval and facilitating integration and all that. I didn’t hear anything on the call so far on that topic. I’m curious if that was deliberate. Have you embraced your pilots’ union prior to today’s announcement? And what sort of labor dis-synergy do you envision netted against your total number in terms of getting pilots to a common wage structure?

Benito Minicucci

Chief Operating Officer of Alaska Airlines Inc and Executive Vice President of Operations - Alaska Airlines Inc

Jamie, it’s Ben. Like I said before, our unions are excited, and yes, our pilot leadership team was informed prior to the announcement. They are onboard. They have their own process to go through for an integration. But we’re confident we’re going to do this, and we’re going to do this well. Brandon, the second question was on synergies for labor.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Yes. Jamie, it’s Brandon. Just on the dis-synergy for our workgroups, I don’t think it’s appropriate to comment too much, although what I will say is we do recognize that sometimes there is a cost associated with that and that we consider that appropriately.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Yes. Those numbers do have a dis-synergy calculated in them.

Jamie N. Baker

JP Morgan Chase & Co, Research Division

All right, fair enough. Second question, Virgin seems to have a bit of a cult following, for lack of a better term. I mean, nobody travels solely just to enjoy in-flight mood lighting, but it can affect the purchase decision obviously. As that product is presumably harmonized with yours, have you modeled for any revenue dis-synergies as Virgin loyalists potentially spread their business elsewhere? Or is the assumption that you keep 100% of the natural passenger demand?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

This is Andrew. I think as Brandon shared earlier, we believe we’ve been conservative with our estimates. 3/4 of the synergies are revenue-based. It is not lost on me the amount of work and importance that is ahead for us, especially on the customer base. Rather than speak specifically, we feel very good about what we have here in the synergies model.

Jamie N. Baker

JP Morgan Chase & Co, Research Division

Okay. And then just a quick follow-up to an earlier question on fleet. As you get to know the Airbus product, presumably, it’s going to be in the manufacturer’s best interest to completely win you over to operating a sole-fleet type. I wonder if that is also part of the synergy calculus as you potentially play Boeing and Airbus off one another. Is that part of the assumptions? Or if that were to happen, would that be incremental to what you’re modeling?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Jamie, it’s Brandon. We have not modeled any incremental benefit associated with “playing the manufacturers off of each other.” What I will say is we’ve just got a fantastic partnership with the Boeing Company. We love the 737, as you know. But as we said, we’re interested in getting to know the Airbus product, and we’ll see where we go.

Operator

Your next question comes from David Fintzen from Barclays.

David E. Fintzen

Barclays PLC, Research Division

I just want to come back to the middle bucket on the revenue synergies, the mix and match on the fleet. I’m just trying to sort of think through the details of that, and I haven’t — predominantly 2 mainline fleet. Is there — is that a regional comment? Is there a regional angle to that? Or what do you get between sort of a fairly narrow set of narrow bodies and mixing and matching that would be so synergistic?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

David, it’s Andrew. I think what we’ve been looking at, too, is just sort of the spread of the fleet, the 319 and the 320 are certainly a small aircraft than the 900ER, which we have a lot of and increasing of. So we just see a lot of interplay between north, south on the West Coast versus transcon and certainly in the slot-constrained airports. So we see moving the fleet around based on the various gauges as well as, to your point, we have very solid regional fleet that will also complement what Virgin America has. So all around, we have a lot of play with the aircraft.

David E. Fintzen

Barclays PLC, Research Division

Okay, and then going back to — and obviously, the California ambition has been there for some time [indiscernible]. Is there something in terms of that report or — build-versus-buy decision? Was there something you’ve learned about build in California over the last few years that shaped that thinking? Or was this just an opportunity to accelerate what was already long-term plan?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

I think just as we’ve looked more and more — I mean, California is a very large state with a lot of carriers in there and a lot of competitors. They’re not building any more land. We talked about beachfront property. So when we looked at it — and credit to Virgin America, they have done an amazing job at building a network from slot-constrained airports from west to east and building an amazing foundation. They’ve taken a number of years to do that. So that’s our opportunity here.

David E. Fintzen

Barclays PLC, Research Division

And then if I can sneak one last one in. In terms of the code-share relationship with American, does this create — does it facilitate that agreement? Is this sort of helpful to the agreement? Or does this set you up as more of a threat, both in Dallas and the West Coast, to a partner that changes that dynamic?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

We believe that this will actually position us to be more opportunity to continue to work with American Airlines and the agreement. And the basis that it’s built on today is exciting, and we believe, this just creates even opportunity.

Operator

Your next question comes from Dan McKenzie from Buckingham Research.

Daniel J. McKenzie

The Buckingham Research Group Incorporated

Brandon, how should we think about the cost of debt and interest rate of 4% to 5% or something higher, I guess just going back to the 92 aircraft you have unencumbered? And then also with respect to CapEx, is the way to think about it is simply to add the CapEx of both airlines together? Or would it potentially be higher initially?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Dan, I’ll let Mark start with the cost of the debt.

Mark G. Eliasen

Vice President of Finance and Treasurer

Dan, this is Mark. I will tell you that we have not been in the market since 2009, and we’ve got a lot of partners that have been talking to us and will love to finance this transaction. As you mentioned, with all the great 800s, 737-800s and 900ERs, we’re expecting very attractive rates. I would say it’ll be south of 4%, and a lot of it depends on how much if we decide to float and fix. But you’ll see that there, we’ll be getting very good rates.

Daniel J. McKenzie

The Buckingham Research Group Incorporated

Wow. And then with respect to the CapEx?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Yes. On the CapEx schedule, I think that’s a fair assumption right now. What you suggested is just adding A plus B. That’s subject to change as we get into longer-range planning on fleet and other projects. But that’s probably a fair place to start for now.

Daniel J. McKenzie

The Buckingham Research Group Incorporated

Okay, very good. And then following up — of course, one of the biggest risks is IT. And just following up on an earlier question, can you remind us of the reservation and revenue management systems used at each airline? And then also, is there a precedent for these systems being merged in other mergers that’ve occurred in the past in the industry here? And reason — I’m guessing you’re not reinventing the wheel, but how are you thinking about the IT hurdle here?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Dan, it’s Andrew. I believe Virgin America uses Sabre for their reservation systems as do we, which is very, very exciting for us. Also, Virgin America is a newer company. So we’re going to be looking hard at their technology, especially across the commercial realm. There are certain systems we have here that I can’t wait to spend more time with, with Virgin America that we believe will move us forward. So all in all, a lot of work to be done there, but we feel very confident that we’re going to have a good process here and come out with better product.

Daniel J. McKenzie

The Buckingham Research Group Incorporated

Very good. And maybe just one, if I can squeeze one last one in. Andrew, with respect to the merger synergies, I wonder if you can provide a breakdown, roughly, of how we might think about it, so putting the right aircraft in the right market versus increased corporate travel spend versus the potential for redeployed flying. Is it a Virgin — is it roughly a third, a third and a third? Or any kind of perspective or color you can provide on how we should peel back that onion?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Dan, thanks for your question, and I know you should continue to work on someone like me. But as Brandon shared, we’re not going to give any more details. Its already been given. So I’ll leave it at that, and no present guidance either just for what that’s worth.

Operator

Your next question comes from Joseph DeNardi from Stifel.

Joseph W. DeNardi

Stifel, Nicolaus & Company, Incorporated, Research Division

Andrew, I think you guys have pretty clearly focused your growth in Seattle over the past couple of years to maintain your relevance there. I’m just wondering if this transaction changes that. I mean, does the growth in Seattle start to slow and it refocuses more in L.A., San Fran? Just — I mean, how are you guys thinking about growth going forward between some of your key markets here?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Joe, for me, it doesn’t change anything. We will continue to grow and do what we need to do in Seattle to continue to have it operating as it is today, so no changes there. I think as Brad mentioned, what we will be doing is looking at our overall growth rate and just — we’ve got more places to put it, and so how much goes to the Pacific Northwest versus California. So that’s very exciting for us and — but there is no change to our approach and strategy to Seattle.

Joseph W. DeNardi

Stifel, Nicolaus & Company, Incorporated, Research Division

Okay. And then Brandon, I think you may have answered this in Jamie’s question, but I just want to get some more clarity on it. I mean, is there a pressure to reprice your current pilot contract to get this transaction completed? Or how should we think about that?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

No, Joe. We’re going to work with our pilot union. And like I said, they have a specific process they’re going to follow through. We’re going to work with them, and we’re going to land at the right place that’s good for both our companies.

Operator

Your next question comes from Steve O’Hara from Sidoti & Company.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Steve, welcome back to the game. Steve, are you there?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Maybe he’s not there.

Lavanya Sareen

Managing Director of Investor Relations

So all right. We’ve got time for one person. Yes, we’ve got time for one more question from the analysts before we turn it over to the media. And let’s go to the media session. Brandon?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Yes, let’s go ahead and turn it over. I think we have Kris Van Cleave ready to ask...

Operator

We do. Go ahead Mr. Van Cleave, your line is open.

Kris Van Cleave

Yes. I was curious, are there any routes and any cities that you’re looking in the Virgin route map that doesn’t make sense for Alaska to continue or may modify? Particularly you overlap, in some cases, in service to Hawaii, I think. Are there markets where you’re looking that the new Alaska may not want to operate in?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Kris, this is Andrew. It’s actually too early for us to comment on that. Again, Virgin America has built a fantastic foundation with great results. So we’re going to take a long hard look at that and do what we need to do to make sure these synergies work, and that’s about as far as we are right now.

Kris Van Cleave

And as far as the single fleet or not, how long do you think until you actually make that decision? Is that years down the line?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Chris, it’s Brandon. Yes, it probably is, I think. We’ll — as I said, we’ll get to know the Airbus fleet and how it works into the network, and then we’ll evaluate and we’ll make a decision. But it’s probably a couple of years away.

Operator

Your next question comes from Karen Walker from Air Transport World.

Karen Walker

Can I just ask you a bit more on the regulatory side here? You sound confident of getting the DOJ approval. But can I talk in a wider context? Because even with the relatively little overlap on networks and given the quality of service of these 2 airlines, as we know, there’s a lot of negative feelings in Capitol Hill about the past mergers. So are you concerned, first of all, that the — how long it could get — take to get this — the approval through the regulatory hurdles and whether there would be concessions that you’d have to make as far as approval?

Kyle Levine

Chief Ethics & Compliance Officer, Vice President of Legal, General Counsel, Vice President of Legal - Alaska Airlines Inc and General Counsel - Alaska Airlines Inc

Karen, it’s Kyle Levine. I think what I’d say is that we know and expect the regulators will take a very careful look at this transaction. But to reiterate what I said before, I think we have great story to tell/it may take a little longer to tell the story, but at the end of the day, very pro-competition and pro-consumer story.

Karen Walker

So you’re not anticipating that this deal, because of the previous mergers, could take longer, could get caught in congressional hearings?

Kyle Levine

Chief Ethics & Compliance Officer, Vice President of Legal, General Counsel, Vice President of Legal - Alaska Airlines Inc and General Counsel - Alaska Airlines Inc

Well, we’re staying flexible as far as timing goes. We are planning for a slightly longer period, but I won’t specify how long we’re thinking of. We’re going to just follow the lead of the regulators and cooperate fully.

Operator

Your next question comes from Mary Schlangenstein from Bloomberg News.

Mary Schlangenstein

I wanted to ask if you can talk about at what point JetBlue stepped into the process and how much the price was driven up by the competition that you’ve already referred to.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Mary, it’s Brandon Pedersen. I guess in terms of when JetBlue stepped in the process, I’d suggest you contact JetBlue and ask them. In terms of the price, as Brad said, it was a very hard-fought battle. I think there was kind of an auction dynamic that occurred. At the end of the day, our balance sheet let us go farther. But also at the end of the day, we feel like we got a great deal for what we paid.

Mary Schlangenstein

Can you say how much more you paid than you had originally hoped to pay in the deal?

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

No, that’s — I mean, we were willing to pay a fair price for the value that we’ve got, and I think we did that.

Operator

Your next question comes from Jeffrey Dastin from Reuters.

Jeffrey Dastin

With the deal, is there an international airline partner with which Alaska will work for the first time?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Jeffrey, it’s Andrew. Yes, I mean, Virgin America has some Chinese carriers, the Singapore Airlines is one, but most of the portfolio we have on the Alaska side is the larger one. I think the bigger opportunity here is when you combine both of our partners — by the way, San Francisco, Los Angeles and Seattle are all large international gateways. And so as a combined entity, we will provide great utility to all these partners, in fact, be more leverage for them than we have historically, separately.

Jeffrey Dastin

Right. And is there any particular partnership that you hope to expand?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

We’re going to be looking at all of these. We’re going to be looking at their relationships and what makes sense. So at this stage, it’s too early. But on the future earnings calls, we’ll make that known.

Operator

Your next question comes from Alan Boyle from GeekWire.

Alan Boyle

I had a couple of questions. One was, I assume that there will be no impact on Virgin America or Alaska service pending approval. Will flyers see any change over the next few months? And well, really, I guess that’s about it. Everything else has been answered.

Brandon S. Pedersen

Chief Financial Officer, Executive Vice President of Finance, Chief Financial Officer of Alaska Airlines Inc and Executive Vice President of Finance - Alaska Airlines Inc

Alan, it’s Brandon. Maybe I’ll take that question. No, we don’t anticipate any changes until the merger is actually approved and consummated. Both airlines continue to operate independently. We’re still both in — separate public companies, and we need to look out for doing the right thing for each of our individual companies. So no, we wouldn’t expect any kind of change related to the transaction prior to close.

Operator

[Operator Instructions] Your next question comes from Ted Reed from TheStreet.

Ted Reed

Two quick things. First of all, historically, none of our West Coast Airlines have ever survived. They’ve all become merger partners for somebody else. Do you think you had made yourself — you will have made yourself so attractive. Is that possibly in your future, that someone will be trying to acquire you?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Ted, I would point out that we’re still here, and we’ve been around for 84 years. And no, I think this just makes our company much, much stronger, and that’s — I don’t think I have anything more to say about it.

Ted Reed

Okay. And secondly, you’re going to be the very large airline, and yet, you’re going to have no transpacific, no transatlantic service. Did I hear — is that something that might be in your future? Or did I hear you say earlier that you’re looking for a stronger partnership with American? Or is it just going to be this collection of international carriers that you have your international service with going forward?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

One of the things you need to do is you need to figure out what you do well and you need to do that well, and we serve the domestic market really well. This bleisure segment that we talked about earlier, I think our company is quite good at. Virgin is very, very good at that. So we’re going to focus on what we do well and keep doing it. As Andrew pointed out, we’re — well, first of all, the American relationship, I think, only gets better. We chatted with them last night, gave them a little bit of a heads up in terms of what’s going on. I think there will be big opportunities for us together going forward. And then I think we’ll be a very desirable partner for these international airlines. So I just think the way this industry is in the future is you build, you figure out what you do, you figure out what others do and then you build that partnerships, and that’s what we’re going to do.

Operator

Your next question comes from Adam Hackel from Sterne Agee.

Adam Hackel

CRT Capital Group LLC, Research Division

Just a quick one on sort of how the tech community kind of plays a role in all this, given where — you guys are obviously aware Virgin is strong and where their frequent fliers are based. And actually, looking more specifically at maybe more of the corporate side. What kind of relationships does Virgin have right now with some of the Silicon Valley guys? And how can you guys leverage that to maybe build on that and — where we are in Seattle and everything?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Let’s get David Cush — put him on the spot. He’s kind of had a light load here.

Adam Hackel

CRT Capital Group LLC, Research Division

Exactly.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

But I think he’s got a good answer.

C. David Cush

Chief Executive Officer, President and Director

Look, this is David. Yes, obviously, being where we’re based, that’s a big part of our corporate clientele. I would say 7 out of our top 10 corporate customers are tech companies, most of them based here in the Silicon valley, but also these are big multinational companies that have traveled up and down the coast as well as across the nation and across the world. So yes, I think that — it is an interesting point, that there is a much stronger symbiotic relationship between the 3 biggest cities on the West Coast than there ever has been, driven by tech. So Seattle and San Francisco, in particular, having tremendous amount of traffic, whether it’s Microsoft, Yahoo, others who have big offices in each place. So my expectation is that with the penetration we have with the tech companies, it should help Alaska out down the road, and we’re prepared to work with them on making sure that happens

Operator

Your next question comes from Jeffrey Dastin from Reuters.

Jeffrey Dastin

I just wanted to ask what is your biggest concern for the integration going forward?

Benito Minicucci

Chief Operating Officer of Alaska Airlines Inc and Executive Vice President of Operations - Alaska Airlines Inc

Well, I think — Jeffrey, this is Ben. Integrations are complex. And Alaska, we just want to do this well. I think we want to ingrate — integrate the employees well, we want to get — integrate our systems well, and those are all the big hurdles. So one of the things we’re going to do back here, this deal has just been announced, we got to figure out — put a strong plan, together, put a strong team together, work well with Virgin and just execute this better than — hopefully, better than any previous merger that’s been done before. That’s going to be our goal.

Jeffrey Dastin

Great. And then one last question. Do you have any sense of what regulators might wish to be divested, if anything, from the merger, perhaps the code share that it has on some of the transcontinental routes that’s American?

Kyle Levine

Chief Ethics & Compliance Officer, Vice President of Legal, General Counsel, Vice President of Legal - Alaska Airlines Inc and General Counsel - Alaska Airlines Inc

Jeffrey, in short, we don’t. As I said before, we’ll follow the lead of the regulators, and we’re not expecting many problems. But we will see as the process plays out.

Operator

[Operator Instructions] Your next question comes from Dominic Gates from Seattle Times.

Dominic Gates

A couple of questions. Going back to this — you just talked about that — helping to leverage the tech community connection between Seattle, San Francisco, those tech hubs. There’s not too much overlap between the 2 networks, but this is where the overlap is, Seattle, San Francisco, Portland, San Francisco. I’m wondering on that specific route, what will people traveling that route actually see? Will you have less service as a combined merger than you have now as competing airlines?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Dominic, it’s Andrew. One of the really exciting things about that is that it’s actually not just San Francisco. We see from where we sit today, we have heavy service in the San Jose, of course, and there’s Oakland, so really, the whole Bay Area, the 3 airports there. And I think when you look at Virgin America, where their focus is and then what our focus has been, I think this is a real nice complement to the Bay Area, in general. So I think from high-tech perspective for the Bay Area residents, I think their options and their choices and their loyalty programs is going to get better.

Dominic Gates

And out of Seattle to the Bay Area?

Andrew R. Harrison

Chief Revenue Officer, Chief Commercial Officer and Executive Vice President

Absolutely.

Dominic Gates

And one other question. But I think there’s a lot these airlines have in common, but they also have a different culture. And I think perhaps some Virgin — someone mentioned the cult following for Virgin America for their customers, maybe perhaps a little not too happy with being taken over by Alaska. How do you merge the customer cultures? One small point like, for example, Virgin America touch the video service, they have all these seat-back touch screens whereas you guys have been moving towards handing people handheld devices. So where do you — how do you please both sets of customers who have become accustomed to very different cultures?

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

Dominic, it’s Brad. I think it’s a really good question. One of things that does happen when you do something like this is you get a chance to look and you get a chance to compare the 2. We sort of know what we do really, really well, but we’ll get a chance to look under the covers of a great company that has done things a little bit differently, and we’ll get a chance to compare the 2 approaches. And there’s no pride of ownership. We’ll do what is best for our company moving forward. In terms of customers, I think there’s way more than we have in common than we have different, although there probably are some differences. We both are excellent operators, and we both sort of have a different approach to customer service. They won all kinds of awards for customer service as have we. So I think the people of Virgin, the people of Alaska will find a tremendous amount of confidence. In terms of the differences, I just think we go a little slow. We listen. We’re going to work as hard as we can to secure the loyalty of those customers and sort of bring them altogether. I will tell you that from my perspective, I received a number of notes and e-mails already this morning from employees and customers who think this is great. So I just think we’re going to — like we do with everything else, we’re going to do the very best that we can with it over time. And I’m confident that with the team we have here, this is — it’s going to be very good as we move forward over time.

Lavanya Sareen

Managing Director of Investor Relations

Thank you, folks. That’s all the time we had for questions. I want to turn it back to Brad for quick comments.

Bradley D. Tilden

Chairman, Chief Executive Officer, President, Chairman of Alaska Airlines Inc, Chief Executive Officer of Alaska Airlines Inc, President of Alaska Airlines Inc, Chief Executive Officer of Horizon Air Industries Inc and President of Horizon Air Industries Inc

That’s actually it. Thanks very much. We appreciate you tuning in. And this is April 3 or 4, so I think we’ll be together again and not too long, 3 or 4 weeks. But thanks very much, and we’ll be available after the call should folks have questions. Thanks.

Operator

This concludes today’s conference call. You may now disconnect.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.